                                POWER OF ATTORNEY

                            Circuit City Stores, Inc.

The undersigned  with respect to the matters  described  herein  constitutes and appoints each of W. Stephen  Cannon,  Alice G. Givens and Patricia B. Whitten as

my true and lawful attorney-in-fact to:

1)            execute for and on behalf of the undersigned, in the undersigned's capacity as an officer  and/or  director of Circuit  City  Stores,

              Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section

              16(a)  of the  Securities  Exchange  Act of  1934  and  the  rules thereunder;

2)            do  and  perform  any  and  all  acts  for  and on  behalf  of the undersigned  which may be  necessary  or desirable to complete and execute any such Forms 3, 4, and 5 and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3)            take any other action of any type  whatsoever in  connection  with the foregoing which, in the opinion of such attorney-in-fact,  may be of benefit to, in the best interest of, or legally required by,

              the undersigned,  it being understood that the documents  executed by such  attorney-in-fact on behalf of the undersigned pursuant to this  Power of  Attorney  shall be in such form and shall  contain such terms and conditions as such  attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to each such  attorney-in-fact full power and authority to do and perform any and every act and thing  whatsoever requisite,  necessary,  or proper to be done in the  exercise of any of the rights and  powers  herein  granted,  as fully to all  intents  and purposes as the  undersigned  might or could do if personally  present,

         with full power of  substitution  or revocation,  hereby  ratifying and confirming  all that each such  attorney-in-fact  shall  lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned  acknowledges  that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned,  is not assuming,  nor is the Company assuming, any of the undersigned's  responsibilities to comply with Section 16 of the

         Securities Exchange Act of 1934.

         This Power of Attorney  shall remain in full force and effect until the undersigned  is no  longer  required  to file  Forms  3, 4,  and 5 with respect to the Company or until revoked by the  undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

         IN WITNESS  WHEREOF,  the undersigned has caused this Power of Attorney to be executed as of this ___16th____ day of _____February____, 2004.

                           Carolyn Y. Woo

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                           Reporting Officer Signature